Exhibit (i)

Stradley Ronon Stevens & Young, LLP 191 North Wacker Drive Chicago, IL 60606 Telephone 312.964.3500 www.stradley.com

August 24, 2016

PowerShares Exchange-Traded Fund Trust

3500 Lacey Road

Downers Grove, IL 60515

Re:	PowerShares Exchange-Traded Fund Trust

Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel to PowerShares Exchange-Traded Fund Trust, a business trust formed under the laws of the Commonwealth of Massachusetts (the “Trust”), and registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, series management investment company.

This opinion is given in connection with the filing by the Trust of Post-Effective Amendment No. 258 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”), and Amendment No. 260 to such Registration Statement under the 1940 Act (the “Registration Statement”), relating to, among other matters, the registration of an indefinite number of shares of beneficial interest, par value $0.01 per share (the “Shares”), of the following series of the Trust (each, a “Fund” and collectively, the “Funds”):

1.	PowerShares Aerospace & Defense Portfolio

2.	PowerShares Buyback Achievers™ Portfolio

3.	PowerShares Cleantech™ Portfolio

4.	PowerShares Dividend Achievers™ Portfolio

5.	PowerShares DWA Basic Materials Momentum Portfolio

6.	PowerShares DWA Consumer Cyclicals Momentum Portfolio

7.	PowerShares DWA Consumer Staples Momentum Portfolio

8.	PowerShares DWA Energy Momentum Portfolio

9.	PowerShares DWA Financial Momentum Portfolio

10.	PowerShares DWA Healthcare Momentum Portfolio

11.	PowerShares DWA Industrials Momentum Portfolio

12.	PowerShares DWA Momentum Portfolio

13.	PowerShares DWA NASDAQ Momentum Portfolio

14.	PowerShares DWA Technology Momentum Portfolio

15.	PowerShares DWA Utilities Momentum Portfolio

16.	PowerShares Dynamic Biotechnology & Genome Portfolio

17.	PowerShares Dynamic Building & Construction Portfolio

18.	PowerShares Dynamic Energy Exploration & Production Portfolio

19.	PowerShares Dynamic Food & Beverage Portfolio

20.	PowerShares Dynamic Large Cap Growth Portfolio

21.	PowerShares Dynamic Large Cap Value Portfolio

22.	PowerShares Dynamic Leisure and Entertainment Portfolio

23.	PowerShares Dynamic Market Portfolio

24.	PowerShares Dynamic Media Portfolio

25.	PowerShares Dynamic Networking Portfolio

26.	PowerShares Dynamic Oil & Gas Services Portfolio

27.	PowerShares Dynamic Pharmaceuticals Portfolio

28.	PowerShares Dynamic Retail Portfolio

29.	PowerShares Dynamic Semiconductors Portfolio

30.	PowerShares Dynamic Software Portfolio

31.	PowerShares Financial Preferred Portfolio

32.	PowerShares FTSE RAFI US 1000 Portfolio

33.	PowerShares FTSE RAFI US 1500 Small-Mid Portfolio

34.	PowerShares Global Listed Private Equity Portfolio

35.	PowerShares Golden Dragon China Portfolio

36.	PowerShares High Yield Equity Dividend Achievers™ Portfolio

37.	PowerShares International Dividend Achievers™ Portfolio

38.	PowerShares NASDAQ Internet Portfolio

39.	PowerShares Russell 2000 Equal Weight Portfolio

40.	PowerShares Russell 2000 Pure Growth Portfolio

41.	PowerShares Russell 2000 Pure Value Portfolio

42.	PowerShares Russell Midcap Equal Weight Portfolio

43.	PowerShares Russell Midcap Pure Growth Portfolio

44.	PowerShares Russell Midcap Pure Value Portfolio

45.	PowerShares Russell Top 200 Equal Weight Portfolio

46.	PowerShares Russell Top 200 Pure Growth Portfolio

47.	PowerShares Russell Top 200 Pure Value Portfolio

48.	PowerShares S&P 500 BuyWrite Portfolio

49.	PowerShares S&P 500® Quality Portfolio

50.	PowerShares Water Resources Portfolio

51.	PowerShares WilderHill Clean Energy Portfolio

52.	PowerShares WilderHill Progressive Energy Portfolio

53.	PowerShares Zacks Micro Cap Portfolio

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the 1940 Act.

In connection with giving this opinion, we have examined copies of the Registration Statement, the Declaration of Trust, including all amendments thereto (the “Trust Agreement”),

the Amended and Restated Bylaws of the Trust (the “Bylaws”), resolutions of the Board of Trustees of the Trust that provide for the establishment and designation of the Funds and the Shares, and the authorization for issuance and sale of the Shares (the “Resolutions”), the exemptive order applicable to the Trust issued by the U.S. Securities and Exchange Commission (the “Commission”) under the 1940 Act permitting the Trust to operate as an exchange-traded fund (the “Exemptive Order”), and a Good Standing Certificate dated August 24, 2016, from the Secretary of the Commonwealth of Massachusetts, as well as originals or copies, certified or otherwise and identified to our satisfaction, of such other documents and records as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

We have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies thereof. We have further assumed the legal capacity of natural persons executing any document, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have also assumed compliance by the applicants with each of the conditions contained in the application for the Exemptive Order. We have not independently verified any of those assumptions.

Additionally, we have assumed the following for purposes of this opinion:

a)	The Trust will remain a valid and existing business trust under the laws of the Commonwealth of Massachusetts.

b)	The provisions of the Trust Agreement and the Bylaws relating to the issuance of the Shares will not be modified or eliminated.

c)	The Resolutions will not be modified or withdrawn and will be in full force and effect on the date of each issuance of the Shares.

d)	The Shares will be issued in accordance with the Trust Agreement, the Bylaws and the Resolutions.

e)	The registration of an indefinite number of the Shares will remain effective.

f)	The Exemptive Order will remain effective on the date of each issuance of the Shares.

g)	Each of the Shares will be sold for the consideration described in the then current summary prospectus, statutory prospectus and statement of additional information of the Funds, and the consideration received by the Trust will in each event be at least equal to the net asset value per share of such Shares.

Based on and subject to the foregoing, we are of the opinion that (1) the Shares of each Fund have been duly authorized and, when sold, issued and paid for as described in the then current prospectus and statement of additional information for the Trust, will be validly issued, fully paid and nonassessable, and (2) purchasers of Shares will have no obligation to make further payments for their purchase of Shares or contributions to the Trust or its creditors solely by reason of their ownership of Shares. In this regard, however, we note that the Trust is a Massachusetts business trust and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the trust.

We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the Commonwealth of Massachusetts applicable to business trusts. This opinion is rendered solely in connection with the filing of the Registration Statement.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name and to the reference to our firm in the prospectus and statement of additional information for the Funds, which are included in the Registration Statement.

In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

By:	/s/ Alan P. Goldberg
Alan P. Goldberg, a Partner